UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2011 (September 6, 2011)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2011, at a meeting of the Board of Directors (the “Board”) of Ampal-American Israel Corporation (the “Company”), the Board voted to immediately remove, for cause, Dr. Nimrod Novik as a director of the Company, effective September 6, 2011.  The Board, including all of the Company's independent directors, determined that Dr. Novik had breached his fiduciary duties to the Company and its shareholders based on various acts and omissions on the part of Dr. Novik.  Among other things, the Board found that Dr. Novik breached his duties by threatening, solely for personal gain, to damage the Company in connection with a separate dispute (to which the Company is not a party) with Yosef A. Maiman, the President and CEO of the Company. The Board determined to use all appropriate legal measures required to protect the Company from any damage caused or that will be caused by Dr. Novik and to fully recover any damages from Dr. Novik.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: September 6, 2011	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

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